                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 5, 2004


                      HUAYANG INTERNATIONAL HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

        Nevada                  0-30173                    58-1667944
(State of Incorporation) (Commission File No.) (IRS Employer Identification No.)

                               386 Qingnian Avenue
                             Shenyang, China 110004
                    (Address of principal executive offices)

                               011-86-24-2318-0688
                         (Registrant's telephone number)


[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

SECTION 5 -- CORPORATE GOVERNANCE AND MANAGEMENT



ITEM 5.01. CHANGES IN CONTROL OF REGISTRANT.

         On August 5, 2004, Huayang International Holdings, Inc. (the "Company" or "HIHI") completed a share exchange (the "Exchange") with the stockholders of China Carbon Black Holdings Limited, a Hong Kong corporation ("CCB") pursuant to the terms of an Agreement for Share Exchange, dated July 15, 2004. In the Exchange, the Company acquired all of the issued and outstanding stock of CCB in exchange for the issuance of 36,000,000 shares of its common stock.

         At the time of execution of the Agreement for Share Exchange, and immediately prior to completion of the Exchange, the Company had a total of 7,700,807 shares issued and outstanding. However, in conjunction with, and as a condition to, completion of the Exchange, the designees of a principal shareholder of the Company, Gao Wan Jun, agreed to surrender a total of 5,460,000 of their shares for the Company to issue to Gao Wan Jun (but the shares are issued to his designees instead of himself) a total of 3,240,000 shares of restricted stocks of the Company following completion of the Exchange.

         The Exchange resulted in a change of voting control of the Company. Upon completion of the Exchange and the related share cancellation and share issuances described above, the Company has a total of 38,240,807 shares issued and outstanding, of which 30,178,382, or approximately 78.92%, are owned by persons who were previously stockholders of CCB.

         There has not yet been any change in the officers and directors of the Company subsequent to completion of the Exchange.

                                  THE BUSINESS

Forward Looking Statements
--------------------------

         All statements contained in the following description of the business of the Company (which will be conducted through its wholly owned subsidiary, CCB) which are not statements of historical fact are what is known as "forward looking statements", which are basically statements about the future, and which for that reason, involve risk and uncertainty, since no one can accurately predict the future. Words such as "plans", "intends", "will", "hopes", "seeks", "anticipates", "expects", "goal" and "objective" often identify such forward looking statements, but are not the only indication that a statement is a forward looking statement. Such forward looking statements include statements of the plans and objectives of the management of the Company with respect to its present and future operations, and statements which express or imply that such present and future operations will or may produce revenues, income or profits. Numerous factors and future events could cause the Company to change such plans and objectives, or fail to successfully implement such plans or achieve such objectives, or cause such present and future operations to fail to produce revenues, income or profits. Such factors and future events include, but are not limited to, the factors and future events which are described throughout this description of the business of the Company.

Description of the Business
---------------------------

         In 2004, CCB acquired 100% of Xin Jiang Ya Ke La Carbon Black Limited ("YaKeLa"), a company registered in China. From 2002 to 2004, YaKeLa mainly engaged in the business of sales and manufacturing of carbon black, a black powder made partly from the burning of natural gas. The product is used for making rubber tires and other rubber products. Starting in 2005 YaKeLa, with its own extraction facilities, will be capable of a full-scale extraction of natural gas to generate electricity and supply it to a nearby with factory through its own power generators and power transmission networks.

                            PRINCIPAL SHARE OWNERSHIP

         The following table sets forth, as of August 5, 2004 (immediately following the Exchange), stock ownership of each executive officer and director of the Company, of all executive officers and directors of the Company, as a group, and of each person known by the Company to be a beneficial owner of 5% or more of its Common Stock. Except as otherwise noted, each person listed below is the sole beneficial owner of the shares and has sole investment and voting power as to such shares. No person listed below has any options, warrant or other right to acquire additional securities of the Company except as may be otherwise noted.

                                                       NUMBER OF SHARES
                                                         BENEFICIALLY    PERCENT
NAME AND ADDRESS                                            OWNED       OF CLASS

Huayang International Trust
Shenyang Haitong House Properties Development, Ltd.
No. 386 Qingnian Street, Heping District
Shenyang, China 110004                                      540,000        1.41%

Gao Wan Jun (1) (2)
Shenyang Haitong House Properties Development, Ltd.
No. 386 Qingnian Street, Heping District
Shenyang, China 110004                                      540,000        1.41%

Guo Yuan Wang
5/Floor Back
31 Sing Woo Road
Happy Valley
Hong Kong                                                30,178,382       78.92%

Wang Yufei (2)
386 Qingnian Avenue
Shenyang, China 110004                                            0           0%

Wang Shao Hua (2)
386 Qingnian Avenue
Shenyang, China 110004                                            0           0%

Yu Yingtian (2)
386 Qingnian Avenue
Shenyang, China 110004                                            0           0%

Yin Liangpei (2)
386 Qingnian Avenue
Shenyang, China 110004                                            0           0%

Wang Yunfen (2)
386 Qingnian Avenue
Shenyang, China 110004                                            0           0%

All officers and directors as a group (6 in number)         540,000        1.41%

(1) Gao Wan Jun is the Trustee of the Huayang International Trust and he and his family are the beneficiaries of the trust. Accordingly, they may be deemed to be the beneficial owners of the shares owned by such trust.

(2) The person listed is currently an officer, a director, or both, of the Company.


                       SECTION 2 -- FINANCIAL INFORMATION


ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.


Pursuant to the terms of the Exchange Agreement, the Company acquired one (1) share of CCB common stock from the shareholder of CCB in the Exchange, representing all of CCB's issued and outstanding capital stock. CCB is now a wholly owned subsidiary of the Company, and the shares of CCB common stock represent the Company's most significant asset. The Company expects to continue, and expand, the existing business operations of CCB as our wholly owned subsidiary.

                 SECTION 9 -- FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.


     a)       Financial statements of businesses acquired

              Audited financial statements of Xin Jiang Ya Ke La Carbon Black Company Limited, a China corporation, as of and for the years ended December 31, 2003 and 2002.

              Unaudited financial statements of Xin Jiang Ya Ke La Carbon Black Company Limited, a China corporation, as of and for the six months ended June 30, 2004.


     b)       Pro forma financial information.

              Unaudited Pro Forma Combined Balance Sheets of the HIHI and YaKeLa at June 30, 2004 and December 31, 2003.

              Unaudited Pro Forma Combined Statements of Operations for the year ended December 31, 2003 and for the six months ended June 30, 2004.

              Notes to Unaudited Pro Forma Combined Condensed Financial Statements.

     c) The following exhibits are filed as part of this Current Report on Form 8-K/A:

              2.1 Agreement for Share Exchange, dated July 15, 2004, by and among Huayang International Holdings, Inc., a Nevada corporation, China Carbon Black Holdings Limited, a Hong Kong corporation, and the shareholders of China Carbon Black Holdings Limited (filed with the Securities and Exchange Commission on Form 8-K on August 19, 2004, and herein incorporated by reference).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           HUAYANG INTERNATIONAL HOLDINGS INC.
                                                      (Registrant)

Date:   October 18, 2004                   By: /s/ Guo Yuan Wang, Director

                    XINJIANG YA KE LA CARBON BLACK CO., LTD.


                                    CONTENTS
                                    --------


                                                                         PAGE
                                                                         ----

INDEPENDENT AUDITORS' REPORT                                              F-1

BALANCE SHEETS AS OF DECEMBER 31, 2003 AND 2002                           F-2

STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
FOR THE YEAR ENDED DECEMBER 31, 2003 AND FOR THE PERIOD
FROM APRIL 23, 2002 (INCEPTION) THROUGH DECEMBER 31, 2002                 F-3

STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY FOR THE
PERIOD FROM APRIL 23, 2002 (INCEPTION) THROUGH
DECEMBER 31, 2003                                                         F-4

STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DECEMBER
31, 2003 AND FOR THE PERIOD FROM APRIL 23, 2002
(INCEPTION) THROUGH DECEMBER 31, 2002                                  F-5 - F-6

NOTES TO FINANCIAL STATEMENTS AS OF DECEMBER 31, 2003
AND 2002                                                              F-7 - F-20

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------


To the Board of Directors and Shareholders of:
Xinjiang Ya Ke La Carbon Black Co., Ltd.

We have audited the accompanying balance sheets of Xinjiang Ya Ke La Carbon Black Co., Ltd. (the "Company") as of December 31, 2003 and 2002 and the related statements of operations and comprehensive income (loss), changes in shareholders' equity and cash flows for the year ended December 31, 2003 and for the period from April 23, 2002 (inception) through December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Xinjiang Ya Ke La Carbon Black Co., Ltd. as of December 31, 2003 and 2002 and the results of its operations and its cash flows for the year ended December 31, 2003 and for the period from April 23, 2002 (inception) through December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.



Weinberg & Company, P.A.


Boca Raton, Florida
September 28, 2004

                    XINJIANG YA KE LA CARBON BLACK CO., LTD.
                                 BALANCE SHEETS
                        AS OF DECEMBER 31, 2003 AND 2002
                        --------------------------------


                                     ASSETS
                                     ------

                                                         2003           2002
                                                     ------------   ------------
CURRENT ASSETS
  Cash and cash equivalents                          $   183,208    $    53,889
  Accounts receivable                                  1,004,786        638,312
  Inventories                                            661,052        341,436
  Notes receivable                                        12,082         24,042
  Other receivables                                       88,773        162,039
  Advances to suppliers                                   30,153          4,843
  Due from related parties                                 1,514             --
                                                     ------------   ------------
      Total Current Assets                             1,981,568      1,224,561

  Property, plant and equipment, net                   2,966,400      3,037,150
                                                     ------------   ------------

     TOTAL ASSETS                                    $ 4,947,968    $ 4,261,711
     ------------                                    ============   ============

                      LIABILITIES AND SHAREHOLDERS' EQUITY
                      ------------------------------------

CURRENT LIABILITIES
  Accounts payable                                   $   819,502    $   286,548
  Customer deposits                                       76,181         68,648
  Value added tax payable                                134,291         11,268
  Payroll and welfare payable                             58,848         16,422
  Due to related parties                                  12,564        728,376
  Other payable                                            5,852          5,982
                                                     ------------   ------------
      Total current liabilities                        1,107,238      1,117,244
                                                     ------------   ------------


COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
  Registered capital                                   3,277,544      3,277,544
  Capital surplus                                         18,499         18,499
  Reserve fund                                           118,747             --
  Retained earnings (deficit)                            425,722       (151,541)
  Accumulated other comprehensive income (loss)              218            (35)
                                                     ------------   ------------

Total Shareholders' Equity                             3,840,730      3,144,467
                                                     ------------   ------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY           $ 4,947,968    $ 4,261,711
------------------------------------------           ============   ============


               See accompanying notes to the financial statements.

                    XINJIANG YA KE LA CARBON BLACK CO., LTD.
            STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
             FOR THE YEAR ENDED DECEMBER 31, 2003 AND FOR THE PERIOD
             -------------------------------------------------------
            FROM APRIL 23, 2002 (INCEPTION) THROUGH DECEMBER 31, 2002
            ---------------------------------------------------------


                                                       2003             2002
                                                   ------------     ------------

REVENUES                                           $ 3,158,412      $ 1,783,510

COST OF GOODS SOLD                                  (2,007,385)      (1,534,840)
                                                   ------------     ------------

GROSS PROFIT                                         1,151,027          248,670

General and administrative expenses                   (209,938)        (252,435)
Selling and distribution expenses                     (321,803)        (147,434)
                                                   ------------     ------------

INCOME (LOSS) FROM OPERATIONS                          619,286         (151,199)

OTHER INCOME (EXPENSES)

Interest income                                            376              196
Other income (loss), net                                76,348             (538)
                                                   ------------     ------------

INCOME (LOSS) BEFORE INCOME TAXES                      696,010         (151,541)
Income taxes                                                --               --
                                                   ------------     ------------

NET INCOME (LOSS)                                      696,010         (151,541)

FOREIGN CURRENCY TRANSLATION GAIN (LOSS)                   253              (35)
                                                   ------------     ------------

COMPREHENSIVE INCOME (LOSS)                        $   696,263      $  (151,576)
---------------------------                        ============     ============


               See accompanying notes to the financial statements.

                                   XINJIANG YA KE LA CARBON BLACK CO., LTD.
                                 STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
                            FOR THE PERIOD FROM APRIL 23, 2002 (INCEPTION) THROUGH
                            ------------------------------------------------------
                                               DECEMBER 31, 2003
                                               -----------------

                                                                                                Accumulated
                                                                                   Retained        Other
                                          Registered      Capital      Reserve     Earnings    Comprehensive
                                            Capital       Surplus       Fund       (Deficit)    Income (loss)     Total
                                          ------------  ------------  ---------  ------------   ------------   ------------

FOUNDERS' INITIAL CAPITAL CONTRIBUTIONS   $ 3,277,544        18,499   $     --   $        --    $        --    $ 3,296,043
---------------------------------------

Foreign currency translation loss                  --            --         --            --            (35)           (35)

Net Loss                                           --            --         --      (151,541)            --       (151,541)
                                          ------------  ------------  ---------  ------------   ------------   ------------

BALANCE DECEMBER 31, 2002                 $ 3,277,544        18,499   $     --   $  (151,541)   $       (35)   $ 3,144,467
-------------------------

Foreign currency translation gain                  --            --         --            --            253            253

Net Income                                         --            --         --       696,010             --        696,010

Transfer to reserve fund                           --            --    118,747      (118,747)            --             --
                                          ------------  ------------  ---------  ------------   ------------   ------------

BALANCE DECEMBER 31, 2003                 $ 3,277,544        18,499   $118,747   $   425,722    $       218    $ 3,840,730
-------------------------                 ============  ============  =========  ============   ============   ============


                              See accompanying notes to the financial statements.

                                                     F-4

                    XINJIANG YA KE LA CARBON BLACK CO., LTD.
                            STATEMENTS OF CASH FLOWS
                    FOR THE YEAR ENDED DECEMBER 31, 2003 AND
                    ----------------------------------------
             FOR THE PERIOD FROM APRIL 23, 2002 (INCEPTION) THROUGH
             ------------------------------------------------------
                                DECEMBER 31, 2002
                                -----------------


                                                              2003           2002
                                                          ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net income (loss)                                        $   696,010    $  (151,541)
 Adjustments to reconcile net income (loss) to net
   cash provided by (used in) operating activities:
 Depreciation                                                 419,805        141,707
 Gain on disposal of fixed assets                             (78,836)            --
 Net gain on non-monetary transactions                         (9,846)            --
 Written off of funds advance to related party                 32,296             --

CHANGES IN OPERATING ASSETS AND LIABILITIES
DECREASE (INCREASE) IN
 Accounts receivable                                       (2,241,986)    (1,520,989)
 Inventories                                                1,000,145        541,241
 Notes receivable                                              11,960        (24,042)
 Other receivable                                              73,266       (162,039)
 Advance to suppliers                                         (25,310)        (4,843)
INCREASE (DECREASE) IN
 Accounts payable                                             681,765        286,548
 Customer deposits                                              7,533         68,648
 Valued added tax payable                                     101,400         11,268
 Payroll and welfare payable                                   42,426         16,422
 Other payable                                                   (130)         5,982
                                                          ------------   ------------
    Net Cash Provided By (Used in) Operating Activities       710,498       (791,638)
                                                          ------------   ------------

CASH FLOWS FROM INVESTING ACTIVITIES
 Purchase of property, plant and equipment                    (16,157)        (3,636)
 Disposal of property, plant and equipment                    184,347             --
                                                          ------------   ------------
      Net Cash Used In Investing Activities                   168,190         (3,636)
                                                          ------------   ------------

CASH FLOWS FROM FINANCING ACTIVITIES
 Paid-in capital received                                          --        120,822
 Funds (advanced) received from shareholder                   (27,161)        27,161
 Funds (advanced) received from related parties              (722,461)       701,215
                                                          ------------   ------------
      Net Cash Provided By Financing Activities              (749,622)       849,198
                                                          ------------   ------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS          129,066         53,924

 Effect of exchange rate changes on cash                          253            (35)
 Cash and cash equivalents, beginning of year                  53,889             --
                                                          ------------   ------------

CASH AND CASH EQUIVALENTS, END OF YEAR                    $   183,208    $    53,889
--------------------------------------                    ============   ============

               See accompanying notes to the financial statements.

                                      F-5

                    XINJIANG YA KE LA CARBON BLACK CO., LTD.
                            STATEMENTS OF CASH FLOWS
                    FOR THE YEAR ENDED DECEMBER 31, 2003 AND
                    ----------------------------------------
             FOR THE PERIOD FROM APRIL 23, 2002 (INCEPTION) THROUGH
             ------------------------------------------------------
                                DECEMBER 31, 2002
                                -----------------


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

INTEREST PAID                                             $        --    $        --
                                                          ============   ============
TAXES PAID                                                $        --    $        --
                                                          ============   ============

SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITIES

During 2003, the Company had the following non-monetary transactions (see note
9), which resulted in a net gain of $9,846:

         - Received inventories valued at $1,875,512 in settlement of outstanding accounts receivable of $1,875,512.
         - Inventories, with a book value of $507,578 were exchanged for property, plant and equipment, valued at $443,752. A loss of $63,826 was recognized.
         - Inventories, with a book value of $48,173 were exchanged for accounts payable of $148,811. A gain of $79,015 was recognized, net of VAT payable of $21,623.
         - Machinery, with a book value of $22,862 was exchanged for a motor vehicle, valued at $17,519 resulting in a loss of $5,343.

During 2002, the Company received inventories, valued at $888,627 for settling an outstanding balance of accounts receivable, of $882,627.

At inception, the founders of the Company contributed property, plant and equipment valued at $3,175,221 into the Company as paid-in capital.


               See accompanying notes to the financial statements.

                    XINJIANG YA KE LA CARBON BLACK CO., LTD.
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2003 AND 2002
                        --------------------------------


1.       ORGANIZATION AND PRINCIPAL ACTIVITIES

         XINJIANG YA KE LA CARBON BLACK CO., LTD. (the "Company") is a privately owned enterprise established in the People's Republic of China (the "PRC") pursuant to the Corporate Law in PRC on April 23, 2002.

         The principal activities of the Company are sales and manufacturing of carbon black, a black powder made partly from the burning of natural gas, and the product is used for making rubber. The Company also engaged in non-monetary transactions. Also see note 9.

2.       SUMMARY OF PRINCIPAL ACCOUNTING POLICIES

         (a)  Economic and Political Risks

         The Company's operations are conducted in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, and by the general state of the PRC economy.

         The Company's operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company's results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

         (b)  Concentration of Credit Risk

         The Company has four major customers who accounted for the following percentage of total sales and total accounts receivable in 2003 and 2002:

                                  Sales                   Accounts Receivable
         Major Customers     2003      2002               2003       2002
         ---------------     ----      ----               ----       ----
         Company A            19%       15%               16%         40%
         Company B            12%       2%                14%         -%
         Company C            7%        6%                 8%         11%
         Company D            27%       45%                2%         23%

         The Company has two major suppliers of natural gas who accounted for the following percentage of total purchases and total accounts payable in 2003 and 2002:

                                Purchases                 Accounts payable
         Major Suppliers     2003      2002               2003       2002
         ---------------     ----      ----               ----       ----
         Company E            9%        21%               25%         67%
         Company F            33%       -%                49%         -%

                    XINJIANG YA KE LA CARBON BLACK CO., LTD.
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2003 AND 2002
                        --------------------------------


2.       SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (CONTINUED)

         (c)  Property, Plant and Equipment

         Property, plant and equipment are carried at cost less accumulated depreciation. Depreciation is provided over their respective estimated useful lives, using the straight-line method. Estimated useful lives of the property, plant and equipment are as follows:

                  Buildings                                    20 years
                  Machinery and equipment                      10 years
                  Motors vehicles                               5 years
                  Furniture and fixtures                        5 years

         The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of operations. The cost of maintenance and repairs is charged to income as incurred, whereas significant renewals and betterments are capitalized.

         (d)  Impairment of Long-Term Assets

         Long-term assets of the Company are reviewed annually as to whether their carrying value has become impaired, pursuant to the guidelines established in Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". The Company also re-evaluates the periods of amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

         (e)  Accounts and Other Receivables

         Accounts and other receivables are recognized and carried at original invoice amount less allowance for any uncollectible amounts. An estimate for doubtful accounts is made when collection of the full amount is no longer probable. Bad debts are written off as incurred.

         There was no reserve for doubtful accounts at December 31, 2003 and 2002.

         (f)  Inventories

         Inventories are stated at the lower of cost and net realizable value. Finished goods are determined on the weighted average cost basis and are comprised of direct materials, direct labor and an appropriate proportion of overhead. The cost of packing materials and supplies is determined on the basis of weighted average.

         Net realizable value is based on estimated selling prices less any further costs expected to be incurred for completion and disposal.

                    XINJIANG YA KE LA CARBON BLACK CO., LTD.
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2003 AND 2002
                        --------------------------------


2.       SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (CONTINUED)

         (g)  Cash and Cash Equivalents

         For financial reporting purpose, the Company considers all highly liquid investments purchased with original maturity of three months or less to be cash equivalents. The Company maintains no bank accounts in the United States of America.

         (h)  Fair Value of Financial Instruments

         The Company's financial instruments include cash and cash equivalents, accounts receivable, notes receivable, other receivables, advances to customers, accounts payable, accrued expenses, customer deposits and amounts due to/from related parties. Management has estimated that the carrying amount approximates fair values due to their short-term nature.

         (i)  Revenue Recognition

         Revenue represents the sale of carbon black and other non-monetary transactions, which is recognized upon the delivery of goods to customers, and acceptance by the customers.

         (j)  Retirement Benefits

         Retirement benefits are charged to operation at 14% of the payroll cost in the form of contributions under defined contribution retirement plans to the relevant authorities. As of December 31, 2003 and 2002, the accrued retirement benefits payable were $34,314 and $3,865, respectively. The retirement benefits charged to operations were $40,914 and $12,283 in 2003 and 2002, respectively.

         (k)  Foreign Currency Translation

         The accompanying financial statements are presented in United States dollars. The functional currency of the Company is the Renminbi (RMB). The financial statements are translated into United States dollars from RMB at year-end exchange rates as to assets and liabilities and average exchange rates as to revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

                                                            2003         2002
                                                          ---------   ----------
                Year end RMB : US$ exchange rate            8.2767      8.2773
                Average yearly RMB : US$ exchange rate      8.2770      8.2770

         The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in translation.

                    XINJIANG YA KE LA CARBON BLACK CO., LTD.
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2003 AND 2002
                        --------------------------------


2.       SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (CONTINUED)

         (l)  Income Taxes

         The Company accounts for income tax using an asset and liability approach and allows for recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future utilization is uncertain.

         (m)  Reserve Funds

         In accordance with the PRC Companies Law, the Company is required to transfer a percentage of its profit after taxation, as determined in accordance with PRC accounting standards and regulations, to the surplus reserve funds. The surplus reserve funds are comprised of the statutory surplus reserve fund and the public welfare fund. Subject to certain restrictions set out in the PRC Companies Law, the statutory surplus reserve fund may be distributed to stockholders in the form of share bonus issues and/or cash dividends. The public welfare fund is non-distributable and must be used for capital expenditures on staff welfare facilities.

        (n)  Use of Estimates

         The preparation of the financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ materially from those estimates.

        (o)  Comprehensive Income

         SFAS No. 130, Reporting Comprehensive Income, established standards for the reporting and display of comprehensive income, its components and accumulated balances in a full set of general purpose financial statements. SFAS No. 130 defines comprehensive income to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is presented with the same prominence as other financial statements. The Company's only current component of comprehensive income is foreign currency translation adjustment.

                    XINJIANG YA KE LA CARBON BLACK CO., LTD.
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2003 AND 2002
                        --------------------------------


2. SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (CONTINUED)


         (p)  Non-Monetary Transactions


         In the normal course of operations, and in accordance with industry custom, the Company trades its inventories or machineries with some of its customers and suppliers. These transactions are recorded at fair market value or relative market value, which uses retail price netting of relative depreciated amounts, when fair market value is not available. Gains or losses are recognized for the differences between the book value of the assets given up and the fair market value or relative market value of the assets traded in.

         When the assets traded in are considered held for re-sale, the cost method is used to record these transactions. No gain or loss is recognized for the assets traded in.

         (q)  Recent Accounting Pronouncements

         In January 2003, (as revised in December 2003) The Financial Accounting Standards Board ("FASB") issued Interpretation No. 46, "Consolidation of Variable Interest Entities", an interpretation of Accounting Research Bulletin ("ARB") No. 51, "Consolidated Financial Statements". Interpretation No. 46 addresses consolidation by business enterprises of variable interest entities, which have one or both of the following characteristics: (i) the equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated support from other parties, which is provided through other interest that will absorb some or all of the expected losses of the entity; (ii) the equity investors lack one or more of the following essential characteristics of a controlling financial interest: the direct or indirect ability to make decisions about the entities activities through voting rights or similar rights; or the obligation to absorb the expected losses of the entity if they occur, which makes it possible for the entity to finance its activities; the right to receive the expected residual returns of the entity if they occur, which is the compensation for the risk of absorbing the expected losses.

         Interpretation No. 46, as revised, also requires expanded disclosures by the primary beneficiary (as defined) of a variable interest entity and by an enterprise that holds a significant variable interest in a variable interest entity but is not the primary beneficiary. Interpretation No. 46, as revised, applies to small business issuers no later than the end of the first reporting period that ends after December 15, 2004. This effective date includes those entities to which Interpretation 46 had previously been applied. However, prior to the required application of Interpretation No. 46, a public entity that is a small business issuer shall apply Interpretation 46 or this Interpretation to those entities that are considered to be special-purpose entities no later than as of the end of the first reporting period that ends after December 15, 2003.

                    XINJIANG YA KE LA CARBON BLACK CO., LTD.
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2003 AND 2002
                        --------------------------------


2.       SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (CONTINUED)

         Interpretation No. 46 may be applied prospectively with a cumulative-effect adjustment as of the date on which it is first applied or by restating previously issued financial statements for one or more years with a cumulative-effect adjustment as of the beginning of the first year restated.

         In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". The changes in SFAS No. 149 improve financial reporting by requiring that contracts with comparable characteristics be accounted for similarly. This statement is effective for contracts entered into or modified after June 30, 2003 and all of its provisions should be applied prospectively.

         In May 2003, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 150, "Accounting For Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS No. 150 changes the accounting for certain financial instruments with characteristics of both liabilities and equity that, under previous pronouncements, issuers could account for as equity. The new accounting guidance contained in SFAS No. 150 requires that those instruments be classified as liabilities in the balance sheet.

         SFAS No. 150 affects the issuer's accounting for three types of freestanding financial instruments. One type is mandatorily redeemable shares, which the issuing company is obligated to buy back in exchange for cash or other assets. A second type includes put options and forward purchase contracts, which involves instruments that do or may require the issuer to buy back some of its shares in exchange for cash or other assets. The third type of instruments that are liabilities under this Statement is obligations that can be settled with shares, the monetary value of which is fixed, tied solely or predominantly to a variable such as a market index, or varies inversely with the value of the issuers' shares. SFAS No. 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety.

         Most of the provisions of Statement 150 are consistent with the existing definition of liabilities in FASB Concepts Statement No. 6, "Elements of Financial Statements". The remaining provisions of this Statement are consistent with the FASB's proposal to revise that definition to encompass certain obligations that a reporting entity can or must settle by issuing its own shares. This Statement shall be effective for financial instruments entered into or modified after May 31, 2003 and otherwise shall be effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of a non-public entity, as to which the effective date is for fiscal periods beginning after December 15, 2004.

                    XINJIANG YA KE LA CARBON BLACK CO., LTD.
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2003 AND 2002
                        --------------------------------


2.       SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (CONTINUED)


         In March 2004, the U.S. Securities and Exchange Commission's Office of the Chief Accountant and the Division of Corporate Finance released Staff Accounting Bulletin ("SAB") No. 105, "Loan Commitments Accounted for as Derivative Instruments". This bulletin contains specific guidance on the inputs to a valuation-recognition model to measure loan commitments accounted for at fair value, and requires that fair-value measurement include only differences between the guaranteed interest rate in the loan commitment and market interest rate, excluding any expected future cash flows related to the customer relationship or loan servicing. In addition, SAB105 requires the disclosure of the accounting policy for loan commitments, including methods and assumptions used to estimate the fair value of loan commitments, and any associated hedging strategies. SAB105 is effective for derivative instruments, entered into subsequent to March 31, 2004 and should also be applied to existing instruments as appropriate.

         The implementation of the above pronouncements are not expected to have a material effect on the Company's financial statement presentation or disclosures.

3.       INVENTORIES

         Inventories consist of the following as of December 31:

                                                             2003         2002
                                                           ---------   ---------

               Finished goods                              $459,111    $278,116
               Packing materials and supplies               201,941      63,320
                                                           ---------   ---------
                                                           $661,052    $341,436
                                                           =========   =========

4.       OTHER RECEIVABLES

         Other receivables consist of the following as of December 31:

                                                             2003        2002
                                                           ---------   ---------

               Cash receivable                             $ 26,550    $ 38,747
               Non-monetary receivable (See Note 9)
                                                             62,223     123,292
                                                           ---------   ---------
                                                           $ 88,773    $162,039
                                                           =========   =========

                    XINJIANG YA KE LA CARBON BLACK CO., LTD.
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2003 AND 2002
                        --------------------------------


5.       PROPERTY, PLANT AND EQUIPMENT

         Property, plant and equipment consist of the following as of December
         31:

                                                            2003        2002
                                                        -----------  -----------
               At cost:
                 Buildings                              $  768,850   $  454,679
                 Machinery and equipment                 2,482,272    2,653,355
                 Motor vehicles                            213,067       62,276
                 Furniture and fixtures                     11,092        8,515
                                                        -----------  -----------
                                                         3,475,281    3,178,825
                                                        -----------  -----------

               Less : Accumulated depreciation
                 Buildings                                  38,405       10,524
                 Machinery and equipment                   370,829      124,485
                 Motor vehicles                             96,633        5,877
                 Furniture and fixtures                      3,014          789
                                                        -----------  -----------
                                                           508,881      141,675
                                                        -----------  -----------
               Property, plant and equipment, net       $2,966,400   $3,037,150
                                                        ===========  ===========

         Depreciation expense for the years ended December 31, 2003 and 2002 was $419,805 and $141,707, respectively.

         In 2002, three production lines amounting to $3,156,732 were received by the Company from the director/share holder as a contribution of registered capital (See Note 11).

         In 2003, the Company sold machinery with a net book value of $128,368 for $207,200. A gain of $78,836 has been recognized as other income.


6.       DUE FROM / TO RELATED PARTIES AND RELATED PARTY TRANSACTIONS

         Due from related parties:
                                                            2003        2002
                                                        -----------  -----------

               Daxin Petrolic Tech. Co., Ltd.           $    1,514   $       --
                                                        ===========  ===========

                    XINJIANG YA KE LA CARBON BLACK CO., LTD.
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2003 AND 2002
                        --------------------------------


6.       DUE FROM / TO RELATED PARTIES AND RELATED PARTY TRANSACTIONS
         (CONTINUED)

         Due to related parties:
                                                            2003        2002
                                                        -----------  -----------

               Guozhuang Wang                           $   12,564   $    3,941
               Guoyuan Wang                                     --       27,162
               Daxin Petrolic Tech Co., Ltd.                    --      295,102
               Tabei Carbon Black Co., Ltd.                     --      402,171
                                                        -----------  -----------
                                                        $   12,564   $  728,376
                                                        ===========  ===========

         All the balances are unsecured, interest-free and have no fixed repayment terms.

         As of December 31, 2003 and 2002, the Company purchased materials amounting to $42,920 and $13,556 from Wang Guo Zhuang, who is the president of the Company.

         As of December 31, 2003 and 2002, the Company purchased carbon black amounting to $339,852 and $765,788 from Tabei Carbon Black Co., Ltd., which the Company's president, Wang Guo Zhuang is the major owner.

         In 2003 and 2002, Daxin Petrolic Tech Co., Ltd., another company owned by the president of the Company, paid rental fees amounting to $122,029 and $321,681 respectively on behalf of the Company, which were all repaid by the Company in 2003 and 2002. In 2003, the Company paid rental fees of $46,815 to Daxin Petrolic Tech Co., Ltd. for a leased dynamotor. In addition, the Company loaned $32,296 to Daxin Petrolic Tech Co., Ltd. in 2003, which has been fully written off when Daxin Petrolic Tech Co., Ltd. liquidated its business.


7.       OTHER INCOME (LOSS), NET

         Other income (loss), net represents:
                                                            2003         2002
                                                        -----------  -----------

               Gain on disposal of machinery            $   78,833   $       --
               Net gain on non-monetary transactions         9,846           --
               Other                                       (12,331)        (538)
                                                        -----------  -----------
                                                        $   76,348   $     (538)
                                                        ===========  ===========

                    XINJIANG YA KE LA CARBON BLACK CO., LTD.
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2003 AND 2002
                        --------------------------------


8.       INCOME TAXES

         (a)  Corporation Income Tax ("CIT")

         In accordance with the relevant tax laws and regulations of PRC, the applicable corporation income tax rate for the Company is 33%. The Company is entitled to full exemption from CIT from 2002 to 2004 due to the approval of local government. No provision for CIT was made for the years 2003 and 2002 as the Company enjoyed the CIT exemption.

         The Company's tax expense differs from the "expected" tax expense for the years ended December 31, 2003 and 2002 (computed by applying the CIT rate of 33 percent to net profit) as follows:

                                                           2003           2002
                                                         ----------   ----------

               Computed "expected" expense               $ 229,683    $      --
               Non-taxable income net of non-deductible
                  expenses                                  27,944           --
               Unused net operating loss carried forward      (591)          --
               CIT exemption                              (257,036)          --
                                                         ----------   ----------
               Income tax expense                        $      --    $      --
                                                         ==========   ==========

         The tax effects of temporary differences that give rise to the Company's net deferred tax assets as of December 31, 2002 and 2003 are as follows:

                                                            2003         2002
                                                         ----------   ----------

               Deferred tax assets:
               Depreciation                              $   9,446    $   2,338
               Expenses not yet deducted for tax
                  purposes                                  20,836           --
                                                         ----------   ----------
               Total deferred tax assets                    30,282        2,338
               Valuation allowance                         (30,282)      (2,338)
                                                         ----------   ----------
               Net deferred tax assets                   $      --    $      --
                                                         ==========   ==========

         (b)  Value Added Tax ("VAT")

         In accordance with the relevant tax laws in the PRC, VAT is levied at 17% on the invoiced value of sales and is payable by the consumer. The Company is required to remit the VAT collected to the tax authority, but may deduct therefrom the VAT it has paid on eligible purchases. As of December 31, 2003 and 2002, the VAT payable were $134,291 and $11,268, respectively.

                    XINJIANG YA KE LA CARBON BLACK CO., LTD.
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2003 AND 2002
                        --------------------------------


9.       NON-MONETARY TRANSACTIONS

         During 2003, the Company received 6,819 sets of tires, valued at $1,545,942 and 2,500 sets of tires, valued at $329,570 from Hangzhou Zhongce Tire Co. & Guizhou Tires Co. Ltd., respectively for settlement of the outstanding balances of accounts receivable $1,545,942 and $329,570. The Company considers that all inventories traded in will be used for future sales. Thus, all tires received are valued based on cost method and no gain or loss has been recognized in 2003.

         In April 2003, the Company exchanged 760 sets of tires with a book value of $94,240 for two motor vehicles with a relative market value of $60,410 and $24,503. A loss of $9,327, which represents the excess of book values of the inventories exchanged over the relative market values of assets traded in, had been recognized as other expense in 2003. The legal titles of the motor vehicles received are in the name of the president, Mr Wang Guo Zhuang. Mr Wang and the Company mutually agreed that Mr Wang held the motor vehicles on behalf of the Company and the Company's legal counsel has confirmed that they are the Company's assets. Currently, the Company is in the process of transferring the legal titles of the motor vehicles over to the Company. Such transfer procedures are expected to be completed in late 2004 or early 2005.

         In April 2003, the Company exchanged 455 sets of tires with a book value of $28,997 for a motor vehicle, which the re-saleable value cannot be reasonably estimated due to the lack of second hand market information in the PRC. A loss of $28,997 had been recognized as other expense. The legal title of the motor vehicle received is in the name of the president, Mr Wang Guo Zhuang. Mr Wang and the Company mutually agreed that Mr Wang held the motor vehicle on behalf of the Company and the Company's legal counsel has confirmed that they are the Company's assets. Currently, the Company is in the process of transferring the legal title of the motor vehicle over to the Company. Such transfer procedures are expected to be completed in late 2004 or early 2005.

         In October 2003, the Company exchanged 3,769 sets of tires with a book value of $314,135 for an investment in real property considered to have the same relative market value. No gain or loss had been recognized for this transaction. As of December 31, 2002, the Company transferred tires with a total book value of $123,292 as a deposit for the real property and such amount has been recorded as other receivable. As of December 31, 2003, the legal title of the investing property received is in the name of the president, Mr Wang Guo Zhuang. Mr Wang and the Company mutually agreed that Mr Wang held the real property on behalf of the Company and the Company's legal counsel has confirmed that it is the Company's asset. Currently, the Company is in the process of transferring the legal title of the real property over to the Company. Such transfer procedures are expected to be completed in late 2004 or early 2005.

                    XINJIANG YA KE LA CARBON BLACK CO., LTD.
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2003 AND 2002
                        --------------------------------


9.       NON-MONETARY TRANSACTIONS (CONTINUED)

         In December 2003, the Company exchanged 883 sets of tires with a book value of $48,173 for a debt extinguishment, which had a book value of $148,811. A gain of $79,015 had been recognized as other income in 2003.

         In December 2003, the Company exchanged 638 sets of tires with a book value of $57,280 for a motor vehicle with a relative market value of $14,499. A loss of $42,781 which represents the excess of book value of the inventories exchanged the relative market value of asset traded in, was recognized as other expense in 2003. As of December 31, 2003, the 638 sets of tires have been delivered whereas the Company did not receive the motor vehicle until 2004. Accordingly, the corresponding amount of the motor vehicle has been recorded as other receivable.

         In December 2003, the Company exchanged a loading machine with a book value of $22,862 for a motor vehicle with a relative market value of $17,519. A loss of $5,343 which represents the excess of book value of the inventory exchanged over the relative market value of asset traded in, was recognized as other expense in 2003. As of December 31, 2003, the loading machine was delivered, however the Company did not receive the motor vehicle until 2004. Accordingly, the corresponding amount of the motor vehicle has been recorded as other receivable.

         In December 2003, the Company exchanged 258 sets of tires with a book value of $12,926 for a crane with a relative market value of $30,205. A gain on the exchanged of $17,279 had been recognized as other income in 2003. As of December 31, 2003, the 258 sets of tires have been delivered, however the Company did not receive the crane until 2004. Accordingly, the corresponding amount of the crane has been recorded as other receivable.

         During 2002, the Company received 6,000 sets of tires, valued at $882,677, from Hangzhou Zhongce Tire Co. for settling the outstanding balances of accounts receivable. The Company considers that all inventories traded in will be used for future sales. Thus, the tires received are valued based on cost method and no gain or loss has been recognized in 2002.

                    XINJIANG YA KE LA CARBON BLACK CO., LTD.
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2003 AND 2002
                        --------------------------------


10.      COMMITMENTS AND CONTINGENCIES

         The Company leased three manufacturing production lines from a third party and a dynamotor from a related party in year 2002 and 2003. Accordingly, for the years ended December 31, 2003 and 2002 the Company recognized rental expense in the amount of $410,777 and $362,450, respectively.

         As of December 31, 2003, the Company has outstanding commitments in respect of non-cancellable operating leases for factory land use right, which fall due as follows:


             The minimum lease payments
             under non-cancellable
             operating leases:

             Within one year                          $  410,792
                                                      ===========


         The Company leased the land use right from the landlord, an independent third party, on a year to year renewal basis. The Company has obtained a representation from the landlord that the landlord has a 50 year land use right with the PRC and the landlord has guaranteed to lease the land use right to the Company as long as the Company wants to continue the lease within the period of the land use rights the landlord possesses.


11. REGISTERED CAPITAL AND CAPITAL SURPLUS

         The Company was incorporated with a registered capital of $3,277,544 (RMB 27,129,000) and was contributed by the founders as follows:

                                                      Registered       Capital
                                                        Capital        Surplus
                                                      -----------    -----------

             Cash contribution of
               RMB 1,000,000                          $  120,822     $       --
             Contribution of property,
               plant and equipment of
               RMB 26,281,996                          3,156,722         18,499
                                                      -----------    -----------
                                                      $3,277,544     $   18,499
                                                      ===========    ===========

         The excess of contribution (above and beyond the PRC requirement) amounted to $18,499 (RMB152,996) and has been recorded as capital surplus.

                    XINJIANG YA KE LA CARBON BLACK CO., LTD.
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2003 AND 2002
                        --------------------------------


12. SUBSEQUENT EVENTS

         The shareholders of the Company have agreed to a re-structuring plan with an investment holding company whereby the Company would transfer 100% of the Company's shares into an investment holding company. In April 28, 2004, China Carbon Holding Company Limited, a limited liability company was incorporated in Hong Kong and the shareholders of the Company are in the process of transferring all of the Company's shares into the holding company.

         On August 5, 2004, the stockholders of the Company completed a share exchange (the "Exchange") with the Huyang International Holdings, Inc. ("HIHI") pursuant to the terms of an Agreement for Share Exchange, dated July 15, 2004. In the Exchange, HIHI acquired all of the issued and outstanding stock of the Company in exchange for the issuance of 36,000,000 shares of its common stock. The stockholders of the Company will own approximately 78.92 % of HIHI after the Exchanged.

                    XINJIANG YA KE LA CARBON BLACK CO., LTD.
                              FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2003 AND 2002



                 XINGJIANG YA KE LA CARBON BLACK COMPANY LIMITED


                          INTERIM FINANCIAL STATEMENTS


               ---------------------------------------------------

                                    CONTENTS


Unaudited Balance Sheet as of June 30, 2004                                 F-22

Unaudited Statements of Operations for the six months ended
June 30, 2004 and 2003                                                      F-23

Unaudited Statements of Cash Flows for the six months ended
June 30, 2004 and 2003                                                      F-24

Unaudited Statements of Changes in Shareholders' Equity for
the six months ended June 30, 2004                                          F-25


               ---------------------------------------------------

                    XINJIANG YA KE LA CARBON BLACK CO., LTD.
                             UNAUDITED BALANCE SHEET
                               AS OF JUNE 30, 2004


                                                                       June 30,
                                                                        2004
                                                                     -----------
Assets:
     Cash and cash equivalents                                       $   50,647
     Account receivable                                               1,238,499
     Inventories                                                        582,700
     Note receivable                                                    409,835
     Other receivable                                                    10,249
     Advance to supplier                                                102,971
     Due from related parties
                                                                     -----------
     TOTAL CURRENT ASSETS                                             2,394,901

     Property, plant, and equipment net                               2,940,052
                                                                     -----------

     TOTAL ASSETS                                                    $5,334,953
                                                                     ===========


                      LIABILITIES AND SHAREHOLDERS' EQUITY
                      ------------------------------------
Liabilities:
     Accounts payable                                                $  699,357
     Customer deposit                                                    49,478
     Other payable                                                       68,994
     Other taxes payable                                                118,628
     Payroll and welfare payable                                         65,944
     Accrued expense                                                    181,234
     Amount due to related paties                                        72,889
                                                                     -----------

     TOTAL LIABILITIES                                                1,256,524
                                                                     -----------

Shareholders' equity:
     Registered capital                                              $3,277,544
     Capital surplus                                                     18,499
     Reserve fund                                                       118,747
     Accumulated other comprehensive income                                 267
     Retained earnings                                                  663,372

                                                                     -----------

     TOTAL SHAREHOLDERS' EQUITY                                       4,078,429
                                                                     -----------

     TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                      $5,334,953
                                                                     ===========

                    XINJIANG YA KE LA CARBON BLACK CO., LTD.
                       UNAUDITED STATEMENTS OF OPERATIONS


                                                      SIX MONTHS ENDED JUNE 30
                                                    ----------------------------
                                                       2004             2003
                                                    -----------      -----------


REVENUES                                            $1,795,347       $1,742,622

COST OF SALES                                        1,290,446        1,165,189
                                                    -----------      -----------

GROSS PROFIT                                           504,901          577,433

GENERAL AND ADMINISTRATIVE EXPENSES                     78,967           84,303

SELLING EXPENSES                                       233,552          124,458
                                                    -----------      -----------

INCOME/(LOSS) FROM OPERATIONS                          192,382          368,672

OTHER INCOME/(LOSS)
   Interest income                                         120               27
   Other income/(loss), net                             45,148           66,855
                                                    -----------      -----------

INCOME BEFORE INCOME TAXES                             237,650          435,554
                                                    -----------      -----------

INCOME TAXES                                                --               --

NET INCOME                                          $  237,650       $  435,554
                                                    ===========      ===========

                 XINJIANG YA KE LA CARBON BLACK COMPANY LIMITED
                        UNAUDITED STATEMENTS OF CASH FLOW


                                                       SIX MONTHS ENDED JUNE 30
                                                     ---------------------------
                                                        2004            2003
                                                     ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net income                                          $   237,650    $   435,554
 Adjustments to reconcile net income to net cash
   provided by (used in) operating activities:
 Depreciation                                            166,611        209,902
 Gain on disposal of fixed assets                              0              0

CHANGES IN OPERATING ASSETS AND LIABILITIES
DECREASE (INCREASE) IN
 Accounts receivable and notes receivable               (631,466)      (486,367)
 Other receivable and advance to customers                 5,706         53,380
 Inventory                                                78,352       (733,813)
INCREASE (DECREASE) IN
 Accounts payable                                       (120,145)     1,259,245
 Customer deposits                                       (26,703)       (68,648)
 Other payable and accrued liabilities                   235,809         84,357
                                                     ------------   ------------
Net Cash Provided By (Used in) Operating Activities      (54,186)       753,610
                                                     ------------   ------------

CASH FLOWS FROM INVESTING ACTIVITIES
 Purchase of fixed assets                               (140,227)       (33,023)
 Disposal of fixed assets
                                                     ------------   ------------
      Net Cash Used In Investing Activities             (140,227)       (33,023)
                                                     ------------   ------------

CASH FLOWS FROM FINANCING ACTIVITIES
 Paid-in capital received
 Funds (advanced) received from shareholder                    0              0
 Funds (advanced) received from related parties           61,839       (728,376)
                                                     ------------   ------------
      Net Cash Provided By Financing Activities           61,839       (728,376)
                                                     ------------   ------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS    (132,574)        (7,789)
                                                     ============   ============

Effect of exchange rate changes on cash                       13            (38)
Cash and cash equivalents, beginning of year             183,208         53,889
                                                     ------------   ------------

CASH AND CASH EQUIVALENTS, END OF YEAR               $    50,647    $    46,062
--------------------------------------               ============   ============

                                XIN JIANG YA KE LA CARBON BLACK COMPANY LIMITED
                            UNAUDITED STATEMENTS OF CHANGES OF SHAREHOLDERS' EQUITY
                                    FOR THE SIX MONTHS ENDED JUNE 30, 2004


                                                                                       ACCUMULATED
                                                                                          OTHER
                                    REGISTERED    CAPITAL      RESERVE     RETAINED   COMPREHENSIVE
                                     CAPTIAL      SURPLUS       FUND       EARNINGS      INCOME        TOTAL
                                   -----------  -----------  -----------  -----------  -----------  -----------

BALANCE AS OF JANUARY 1, 2004      $3,277,544   $   18,499   $  118,747   $  425,722   $      218   $3,840,730

Foreign currency translation gain                                                              49           49

Net Income                                                                   237,650                   237,650

                                   -----------  -----------  -----------  -----------  -----------  -----------
BALANCE AS OF JUNE 30, 2004        $3,277,544   $   18,499   $  118,747   $  663,372   $      267   $4,078,429
                                   ===========  ===========  ===========  ===========  ===========  ===========

                      HUAYANG INTERNATIONAL HOLDINGS, INC.


                          UNAUDITED PRO FORMA COMBINED

                              FINANCIAL STATEMENTS


              ----------------------------------------------------

                                    CONTENTS


Unaudited Pro Forma Combined Balance Sheets at
  June 30, 2004 and December 31, 2003                                       F-28

Unaudited Pro Forma Combined Statements of
  Operations for six months ended June 30, 2004                             F-29

Notes to June 30, 2004 Unaudited Pro Forma
  Combined Financial Statements                                             F-30

Unaudited Pro Forma Combined Balance Sheets at
  December 31, 2003                                                         F-31

Unaudited Pro Forma Combined Statements of Operations
  for the year ended December 31, 2003                                      F-32

Notes to December 31, 2003 Unaudited Pro Forma
  Combined Financial Statements                                             F-33

              ----------------------------------------------------

PRO FORMA COMBINED FINANCIAL STATEMENTS


         The accompanying unaudited pro forma combined financial statements are based upon the historical condensed balance sheets and condensed statements of operations of Huayang International Holdings, Inc. ("HIHI" or the "Company") and Xinjiang Ya Ke La Carbon Black Co., Ltd. ("YaKeLa"). The unaudited pro forma combined balance sheet has been prepared as if the acquisition occurred on June 30, 2004 and December 31, 2003. The unaudited pro forma combined financial statements of operations for the year ended December 31, 2003 and for the six months ended June 30, 2004 have been prepared as if the acquisition had occurred on January 1, 2003. The statements are based on accounting for the business combination as a reverse acquisition, whereby the Company will be the surviving corporate entity, but YaKeLa is the accounting acquirer. As YaKeLa is the accounting acquirer in a transaction accounted for as a purchase in accordance with generally accepted accounting principles, the purchase price has been allocated to the Company's assets and liabilities based upon preliminary estimates of their respective fair values. The pro forma information may not be indicative of the results that actually would have occurred if the merger had been in effect from and on the dates indicated or which may be obtained in the future.

                                     HUAYANG INTERNATIONAL HOLDINGS, INC.
                                  UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                              AS OF JUNE 30, 2004

                                                            YAKELA           HIHI          PRO FORMA          PRO FORMA
                                                          HISTORICAL       HISTORICAL     ADJUSTMENTS         COMBINED
                                                         -------------   -------------   -------------      -------------

                                                    ASSETS
                                                    ------

CURRENT ASSETS
  Real estate rental property, net                       $         --    $  6,585,716    $         --       $  6,585,716
  Real estate held for development and sale                        --       2,487,164              --          2,487,164
  Cash and cash equivalents                                    50,647         258,636              --            309,283
  Accounts receivable                                       1,238,499          33,919              --          1,272,418
  Inventory                                                   582,700              --              --            582,700
  Notes receivable                                            409,835       2,388,000              --          2,797,835
  Other receivable                                             10,249              --              --             10,249
  Advance to customers                                        102,971              --              --            102,971
  Amount due from related parties, net                                        175,504              --            175,504
                                                         -------------   -------------   -------------      -------------
      Total Current Assets                                  2,394,901      11,928,939              --         14,323,840

  Other asset                                                      --          25,800              --             25,800
  Property, plant and equipment, net                        2,940,052       1,233,572      (2,278,429) (1)     1,895,195
                                                         -------------   -------------   -------------      -------------

     TOTAL ASSETS                                        $  5,334,953    $ 13,188,311    $ (2,278,429)      $ 16,244,835
     ------------                                        =============   =============   =============      =============

                               LIABILITIES AND SHAREHOLDERS' EQUITY / (DEFICIT)
                               ------------------------------------------------

CURRENT LIABILITIES
  Accounts payable                                       $    699,357    $     54,370    $         --       $    753,727
  Customer deposits                                            49,478              --              --             49,478
  Accrued interest                                                 --         730,339              --            730,339
  Accrued expenses                                            181,234              --              --            181,234
  Other payable                                                68,994              --              --             68,994
  Other tax payable                                           118,628       2,359,227              --          2,477,855
  Payroll and welfare payable                                  65,944              --              --             65,944
  Amount due to related parties                                72,889       1,778,157              --          1,851,046
  Bank loan                                                        --       3,298,456              --          3,298,456
  Minority interest                                                --         176,019              --            176,019
                                                         -------------   -------------   -------------      -------------
      Total current liabilities                             1,256,524       8,396,568              --          9,653,092
                                                         -------------   -------------   -------------      -------------

SHAREHOLDERS' EQUITY / (DEFICIT)
Registered capital                                          3,277,544         154,016      (2,666,744) (2)       764,816
Capital surplus / Additional paid in capital                   18,499      18,342,291     (13,316,249) (3)     5,044,541
Reserve fund                                                  118,747              --                            118,747
Retained earnings / (Deficits)                                663,372     (13,730,595)     13,730,595  (4)       663,372
Accumulated other comprehensive income (loss)                     267          26,031         (26,031) (4)           267
                                                         -------------   -------------   -------------      -------------

Total Shareholders' Equity / (Deficit)                      4,078,429       4,791,743      (2,278,429)         6,591,743
                                                         -------------   -------------   -------------      -------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY / (DEFICIT)   $  5,334,953    $ 13,188,311    $ (2,278,429)      $ 16,244,835
------------------------------------------------------   =============   =============   =============      =============

The accompanying notes are an integral part of the Unaudited Pro Forma Combined Financial Statements


                                                     F-28

                                     HUAYANG INTERNATIONAL HOLDINGS, INC.
                             UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                                    FOR THE SIX MONTHS ENDED JUNE 30, 2004


                                                            YAKELA           HIHI          PRO FORMA          PRO FORMA
                                                          HISTORICAL       HISTORICAL     ADJUSTMENTS         COMBINED
                                                         -------------   -------------   -------------      -------------

REVENUES                                                 $  1,795,347    $    280,438    $         --       $  2,075,785

COST OF GOODS SOLD                                         (1,290,446)             --              --         (1,290,446)
                                                         -------------   -------------   -------------      -------------

GROSS PROFIT                                                  504,901         280,438              --            785,339

Cost of real estate sold                                           --        (116,452)             --           (116,452)
General and Administrative Expenses                           (78,967)       (142,237)             --           (221,204)
Selling and Distribution Expenses                            (233,552)             --              --           (233,552)
Impairment of real estate                                          --              --              --                 --
Depreciation and amortization expense                              --        (114,796)             --           (114,796)
Interest expense                                                   --        (124,695)             --           (124,695)
Other operating expenses                                           --              --              --                 --
                                                         -------------   -------------   -------------      -------------

INCOME (LOSS) FROM OPERATIONS                                 192,382        (217,742)             --            (25,360)

OTHER INCOME/(EXPENSES)

Interest income                                                   120              --              --                120
Other income (loss), net                                       45,148              --              --             45,148
                                                         -------------   -------------   -------------      -------------

INCOME (LOSS) BEFORE INCOME TAXES                             237,650        (217,742)             --             19,908
Minority interest                                                  --           7,886              --              7,886
Income taxes                                                       --              --              --                 --
                                                         -------------   -------------   -------------      -------------

NET INCOME (LOSS)                                             237,650        (209,856)             --             27,794

FOREIGN CURRENCY TRANSLATION GAIN                                  --             160              --                160
                                                         -------------   -------------   -------------      -------------

COMPREHENSIVE INCOME (LOSS)                              $    237,650        (209,696)   $         --             27,954
                                                         =============   =============   =============      =============

WEIGHTED AVERAGE SHARES OUTSTANDING
   Basic and diluted                                               --       7,700,807      30,540,000 (5)     38,240,807

LOSS PER SHARE
   Basic and diluted                                                            (0.03)                              0.00


The accompanying notes are an integral part of the Unaudited Pro Forma Combined Financial Statements

                                                     F-29

      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

(1) Adjustment for purchase accounting applied to write down the value of the fixed assets to reflect the excess of the value of acquired assets over the cost of the acquisition.
(2)      To reflect the net change in registered capital as a result of:
         a. Issuance of 36,000,000 shares of common stock as the consideration of purchase of YaKeLa
         b. Cancellation of 5,460,000 shares of common stock
         c. Elimination of YaKeLa's common stock deemed purchased by HIHI.
(3)      To reflect the net change in additional paid in capital as a result of:
         a. Elimination of the Company's historical retained earnings and adjustment to additional paid-in-capital for purchase accounting.
         b. Issuance of 36,000,000 shares of common stock as the consideration of purchase of YaKeLa
         c. Cancellation of 5,460,000 shares of common stock
(4) Elimination of the Company's historical retained earnings and adjustment to additional paid-in-capital for purchase accounting
(5) To reflect the net increase in number of shares of common stock outstanding as a result of:
         a. Issuance of 36,000,000 shares of common stock as the consideration of purchase of YaKeLa
         b. Cancellation of 5,460,000 shares of common stock
(6)      Pro forma share capital

                                                              No. of shares       Amount
         Authorized :-
         Common stock at $0.02 par value                        50,000,000    $  1,000,000
                                                              =============   =============
         Issued and outstanding :-
           Common stock prior to the Exchange                    7,700,807         154,016
           Additional paid-in capital                                   --      18,342,291
           Common stock issued to purchase YaKeLa               36,000,000         720,000
           Additional paid-in capital with the purchase                 --       1,080,000
           Common stock cancelled                               (5,460,000)       (109,200)
           Additional paid-in capital with the cancellation             --        (163,800)
           Accumulated deficit of HIHI at date of purchase              --     (13,431,564)
                                                              -------------   -------------

           At June 30, 2004                                     38,240,807    $  6,591,743
                                                              =============   =============

                                     HUAYANG INTERNATIONAL HOLDINGS, INC.
                                  UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                            AS OF DECEMBER 31, 2003


                                                            YAKELA           HIHI          PRO FORMA          PRO FORMA
                                                          HISTORICAL       HISTORICAL     ADJUSTMENTS         COMBINED
                                                         -------------   -------------   -------------      -------------

                                                    ASSETS
                                                    ------

CURRENT ASSETS
  Real estate rental property, net                       $         --    $  6,681,080    $         --       $  6,681,080
  Real estate held for development and sale                        --       2,603,586              --          2,603,586
  Cash and cash equivalents                                   183,208         302,172              --            485,380
  Accounts receivable                                       1,004,786             520              --          1,005,306
  Inventory                                                   661,052              --              --            661,052
  Notes receivable                                             12,082              --              --             12,082
  Other receivable                                             88,773              --              --             88,773
  Advance to customers                                         30,153              --              --             30,153
  Amount due from related parties less allowance                1,514       2,505,987              --          2,507,501
                                                         -------------   -------------   -------------      -------------
      Total Current Assets                                  1,981,568      12,093,345              --         14,074,913

  Other asset                                                      --          25,995              --             25,995
  Property, plant and equipment, net                        2,966,400       1,252,909      (2,278,429) (1)     1,940,880
                                                         -------------   -------------   -------------      -------------

     TOTAL ASSETS                                        $  4,947,968    $ 13,372,249    $ (2,278,429)      $ 16,041,788
     ------------                                        =============   =============   =============      =============

                               LIABILITIES AND SHAREHOLDERS' EQUITY / (DEFICIT)
                               ------------------------------------------------

CURRENT LIABILITIES
  Accounts payable                                       $    819,502    $    778,868    $         --       $  1,598,370
  Customer deposits                                            76,181              --              --             76,181
  Other payable                                                 5,852              --              --              5,852
  Other tax payable                                           134,291       2,348,849              --          2,483,140
  Payroll and welfare payable                                  58,848              --              --             58,848
  Amount due to related parties                                12,564       1,760,772              --          1,773,336
  Bank loan                                                        --       3,298,416              --          3,298,416
  Minority interest                                                --         183,905              --            183,905
                                                         -------------   -------------   -------------      -------------
      Total current liabilities                             1,107,238       8,370,810              --          9,478,048
                                                         -------------   -------------   -------------      -------------


SHAREHOLDERS' EQUITY / (DEFICIT)
Registered capital                                          3,277,544         154,016      (2,666,744) (2)       764,816
Capital surplus / Additional paid in capital                   18,499      18,342,291     (13,106,553) (3)     5,254,237
Reserve fund                                                  118,747              --                            118,747
Retained earnings / (Deficits)                                425,722     (13,520,739)     13,520,739  (4)       425,722
Accumulated other comprehensive income (loss)                     218          25,871         (25,871) (4)           218
                                                         -------------   -------------   -------------      -------------

Total Shareholders' Equity / (Deficit)                      3,840,730       5,001,439      (2,278,429)         6,563,740
                                                         -------------   -------------   -------------      -------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY / (DEFICIT)   $  4,947,968    $ 13,372,249    $ (2,278,429)      $ 16,041,788
------------------------------------------------------   =============   =============   =============      =============

The accompanying notes are an integral part of the Unaudited Pro Forma Combined Financial Statements

                                                     F-31

                                HUAYANG INTERNATIONAL HOLDINGS, INC.
                        UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                                    YEAR ENDED DECEMBER 31, 2003


                                                            YAKELA           HIHI          PRO FORMA          PRO FORMA
                                                          HISTORICAL       HISTORICAL     ADJUSTMENTS         COMBINED
                                                         -------------   -------------   -------------      -------------

REVENUES                                                 $  3,158,412    $    523,727              --       $  3,682,139

COST OF GOODS SOLD                                         (2,007,385)             --              --         (2,007,385)
                                                         -------------   -------------   -------------      -------------

GROSS PROFIT                                                1,151,027         523,727              --          1,674,754

General and Administrative Expenses                          (209,938)       (467,982)             --           (677,920)
Selling and Distribution Expenses                            (321,803)             --              --           (321,803)
Impairment of real estate                                          --     (10,845,792)             --        (10,845,792)
Depreciation and amortization expense                              --        (403,483)             --           (403,483)
Interest expense                                                   --        (252,096)             --           (252,096)
Other operating expenses                                           --          (1,450)             --             (1,450)
                                                         -------------   -------------   -------------      -------------

INCOME (LOSS) FROM OPERATIONS                                 619,286     (11,447,076)             --        (10,827,790)

OTHER INCOME/(EXPENSES)

Interest income                                                   376              --              --                376
Other income (loss), net                                       76,348              --              --             76,348
                                                         -------------   -------------   -------------      -------------

INCOME (LOSS) BEFORE INCOME TAXES                             696,010     (11,447,076)             --        (10,751,066)
Minority interest                                                  --         565,596              --            565,596
Income taxes                                                       --              --              --                 --
                                                         -------------   -------------   -------------      -------------

NET INCOME (LOSS)                                             696,010     (10,881,480)             --        (10,185,470)

FOREIGN CURRENCY TRANSLATION GAIN (LOSS)                          253              --              --                253
                                                         -------------   -------------   -------------      -------------

COMPREHENSIVE INCOME (LOSS)                              $    696,263     (10,881,480)   $         --        (10,185,217)
                                                         =============   =============   =============      =============

WEIGHTED AVERAGE SHARES OUTSTANDING
   Basic and diluted                                               --       7,700,807      30,540,000  (5)    38,240,807

LOSS PER SHARE
   Basic and diluted                                                            (1.41)                             (0.27)

The accompanying notes are an integral part of the Unaudited Pro Forma Combined Financial Statements

                                                     F-32

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(1) Adjustment for purchase accounting applied to write down the value of the fixed assets to reflect the excess of the value of the acquired assets over the cost of the acquisition.
(2)      To reflect the net change in registered capital as a result of:
         a. Issuance of 36,000,000 shares of common stock as the consideration of purchase of YaKeLa
         b. Cancellation of 5,460,000 shares of common stock
         c. Elimination of YaKeLa's common stock deemed purchased by HIHI.
(3)      To reflect the net change in additional paid in capital as a result of:
         a. Elimination of the Company's historical retained earnings and adjustment to additional paid-in-capital for purchase accounting.
         b. Issuance of 36,000,000 shares of common stock as the consideration of purchase of YaKeLa
         c. Cancellation of 5,460,000 shares of common stock
(4) Elimination of the Company's historical retained earnings and adjustment to additional paid-in-capital for purchase accounting
(5) To reflect the net increase in number of shares of common stock outstanding as a result of:
         a. Issuance of 36,000,000 shares of common stock as the consideration of purchase of YaKeLa
         b. Cancellation of 5,460,000 shares of common stock
(6)      Pro forma share capital


                                                              No. of shares       Amount

         Authorized :-
         Common stock at $0.02 par value                        50,000,000    $  1,000,000
                                                              =============   =============

         Issued and outstanding :-
           Common stock prior to the Exchange                    7,700,807         154,016
           Additional paid-in capital                                   --      18,342,291
           Common stock issued to purchase YaKeLa               36,000,000         720,000
           Additional paid-in capital with the purchase                 --       1,080,000
           Common stock cancelled                               (5,460,000)       (109,200)
           Additional paid-in capital with the cancellation             --        (163,800)
           Accumulated deficit of HIHI at date of purchase                     (13,459,567)
                                                              -------------   -------------

           At December 31, 2003                                 38,240,807    $  6,563,740
                                                              =============   =============

                                      F-33